ATLANTIC INTERNATIONAL ENTERTAINMENT,LTD AND SUBSIDIARIES
STATEMENT OF EARNINGS PER SHARE


                                                                           YEARS ENDED
                                                                           DECEMBER 31,
                                                                                1998              1997
                                                                                ----              ----

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS                        $ (2,006,624)      $ 1,047,317
                                                                       ----------------

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING                         10,771,563         9,452,992
                                                                       ----------------

BASIC AND DILUTED NET (LOSS) INCOME PER SHARE OF COMMON STOCK
                 Continuing Opeartions                                         $ (0.15)           $ 0.11
                 Discontinued Operations                                         (0.04)             -
                                                                       ---------------------------------
                                                                               $ (0.19)           $ 0.11
                                                                       ---------------------------------